Exhibit 99.1

IGC Pharma Launches Strategic National Media Partnership with New to The Street to Expand Investor Awareness

POTOMAC, MARYLAND - March 30, 2026 - IGC Pharma, Inc. (NYSE American: IGC) (“IGC” or the “Company”), a clinical-stage biotechnology company developing therapeutics for Alzheimer’s disease, today announced a strategic 12-part national media partnership with New to The Street, a leading financial media platform known for its integrated investor engagement and national television distribution.

The collaboration is designed to enhance IGC Pharma’s visibility across both institutional and retail investor audiences through a coordinated, multi-channel media strategy. The campaign will include long-form televised interviews, national television commercial distribution, digital amplification, and high-visibility outdoor placements in key financial markets.

As part of the initiative, IGC Pharma will be featured on New to The Street’s sponsored programming on Fox Business and Bloomberg Television. The campaign will also be amplified through digital channels reaching a combined audience of more than 4.45 million YouTube subscribers, as well as through outdoor billboard placements in Times Square and the New York City Financial District and earned media distribution across major U.S. broadcast affiliates.

New to The Street’s platform integrates national television exposure with digital, social, and outdoor media distribution, as well as curated events designed to facilitate engagement with accredited investors. The Company believes that participation in such platforms supports broader market awareness while maintaining a focus on disciplined clinical execution and scientific development.

About New to The Street

New to The Street is a U.S. and international sponsored television platform broadcasting weekly programming on Fox Business and Bloomberg Television. The platform features long-form interviews with public and private companies and combines national television exposure with digital distribution, social media engagement, outdoor advertising, and access to accredited investors through curated events.

About IGC Pharma (dba IGC):

IGC Pharma (NYSE American: IGC) is a clinical-stage biotechnology company leveraging AI to develop innovative treatments for Alzheimer’s and metabolic disorders. Our lead asset, IGC-AD1, is a therapy currently in a Phase 2 trial (CALMA) for agitation in Alzheimer’s dementia. Our pipeline includes TGR-63, targeting amyloid plaques, and early-stage programs focused on neurodegeneration, tau proteins, and metabolic dysfunctions. We integrate AI to accelerate drug discovery, optimize clinical trials, and enhance patient targeting. With a complete patent portfolio and a commitment to innovation, IGC Pharma is advancing breakthrough therapies.

Forward-Looking Statements:

This press release contains forward-looking statements. These forward-looking statements are based largely on IGC Pharma’s expectations and are subject to several risks and uncertainties, certain of which are beyond IGC Pharma’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, the Company’s failure or inability to commercialize one or more of the Company’s products or technologies, including the products or formulations described in this release, or failure to obtain regulatory approval for the products or formulations, where required, or government regulations affecting AI or the AI algorithms not working as intended or producing accurate predictions; general economic conditions that are less favorable than expected; the FDA’s general position regarding cannabis- and hemp-based products; and other factors, many of which are discussed in IGC Pharma’s U.S. Securities and Exchange Commission (“SEC”) filings. IGC incorporates by reference its Annual Report on Form 10-K filed with the SEC on June 27, 2025, and on Forms 10-Q filed with the SEC on August 14, 2025, and on November 14, 2025, as if fully incorporated and restated herein. Considering these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will occur. IGC Pharma, Inc. assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

Contact Information:

Walter Frank / John Nesbett

IMS Investor Relations

igc@imsinvestorrelations.com

(203) 972-9200